UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-302-4200

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2015, Casey Delaney provided notice to LoJack Corporation (the “Company”) that she would be resigning as Vice President and Controller (and principal accounting officer) of the Company, effective as of July 31, 2015, in order to pursue another opportunity. Kenneth L. Dumas will assume the role of principal accounting officer as of the same date.

Mr. Dumas, age 43, has served as Senior Vice President, Chief Financial Officer and Treasurer (and principal financial officer) of the Company since November 2014. Before joining the Company, Mr. Dumas served as Chief Financial Officer and Treasurer at Chase Corporation, a NYSE-traded multinational manufacturing company producing specialty tapes, coatings and laminates for high reliability applications. Before becoming Chase’s Chief Financial Officer in 2007, Mr. Dumas served as its Director of Finance and Corporate Controller. From 1993 to 2003, he worked for PricewaterhouseCoopers LLP, where he was Senior Manager in the firm’s Assurance Practice.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LoJack Corporation Registrant
Date:	July 10, 2015	By:	/s/ José M. Oxholm
José M. Oxholm
Senior Vice President and General Counsel